Exhibit 99.2

INOVIO Announces Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions

PLYMOUTH MEETING, PA., June 23, 2023 — INOVIO (NASDAQ: INO) has released the following pursuant to an order of the UNITED STATES DISTRICT COURT EASTERN DISTRICT OF PENNSYLVANIA:

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF PENNSYLVANIA

IN RE INOVIO PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Lead Case No. 2:20-cv-01962-GJP

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER

DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF INOVIO PHARMACEUTICALS, INC. (“INOVIO” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 31, 2023.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, CURRENT INOVIO STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement dated March 31, 2023 (the “Stipulation”). The purpose of this Notice is to inform you of:

•

the existence of the above-captioned consolidated derivative action pending in the United States District Court for the Eastern District of Pennsylvania (the “Court”) captioned In re Inovio Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 2:20-cv-01962-GJP (the “Federal Action”);

•

the existence of a similar derivative action pending in the Delaware Court of Chancery (the “Chancery Court”) captioned Schumacher v. Benito, et al., Case No. 2022-0292- KJSM (the “Delaware Chancery Action” and, together with the Federal Action, the “Derivative Actions”);

•

the existence of a pending stockholder litigation demand served on the Company’s Board of Directors (the “Board”) to investigate and bring action against the Individual Defendants[1] following stockholder demands to produce books and records pursuant to Section 220 of the Delaware General Corporations Law (collectively, the “Demands”);

•	the proposed settlement between Plaintiffs and Defendants reached in the Derivative Actions and the Demands (the “Settlement”),

•	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Federal Action with prejudice,

•	Plaintiffs’ Counsel’s application to the Court for a Fee and Expense Amount, and

•	Plaintiffs’ Counsel’s application to the Court for case Service Awards to the Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On March 31, 2023, Inovio, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Actions and the Demands, which Stipulation was filed in the United States District Court for the Eastern District of Pennsylvania, Philadelphia Division (the “Court”). The Derivative Actions and Demands were brought on behalf of Inovio against certain current and former directors and officers of the Company. Inovio was named as a nominal defendant in the Derivative Actions. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Actions with prejudice, and resolution of the Demands, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Corporate Governance Reforms”).

In recognition of the substantial benefits conferred upon Inovio as a direct result of the Corporate Governance Reforms achieved through the prosecution and Settlement of the Derivative Actions and the Demands, and subject to Court approval, the Settling Parties agreed on February 17, 2023 that Inovio shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of one million one hundred seventy-five thousand dollars ($1,175,000.00) (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the eight Plaintiffs in an amount of up to one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

[1]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the investor relations page of the Company’s website, www.inovio.com, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Derivative Actions and Demands are brought derivatively on behalf of nominal defendant Inovio and allege that, inter alia, between February 14, 2020 and September 28, 2020, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue materially false and misleading statements and by failing to disclose material facts to the public regarding the effectiveness and FDA approval of the Company’s COVID-19 vaccine candidate (“INO-4800”), the development of INO-4800, and Inovio’s capacity to manufacture the vaccine, by failing to maintain adequate internal controls, and by engaging in improper insider selling. The Derivative Actions and Demands allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Federal Action?

The Court has not decided in favor of Defendants or the Federal Plaintiffs. Instead, the parties to this action have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the Corporate Governance Reforms that the Company has adopted and will adopt as part of the Settlement provide substantial benefits to Inovio and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Actions and the Demands. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions and the Demands. Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions and the Demands to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On June 14, 2023, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to current Inovio stockholders (“Current Inovio Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on October 11, 2023 at 10:00 a.m. before the Honorable Gerald J. Pappert at the U.S. District Court for the Eastern District of Pennsylvania, Philadelphia Division, James A. Byrne U.S. Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Federal Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed-to Fee and Expense Amount; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Derivative Plaintiffs will voluntarily dismiss their complaints with prejudice, and the Demands will be withdrawn.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the investor relations page of the Company’s website, www.inovio.com, for any change in date, time or format of the Settlement Hearing.

Any Current Inovio Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Inovio Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. 2:20-cv-01962-GJP (E.D. Pa.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Inovio common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN SEPTEMBER 20, 2023. The Clerk’s address is:

Clerk of the Court,

U.S. District Court for the Eastern District of Pennsylvania, Philadelphia Division

James A. Byrne U.S. Courthouse

601 Market Street

Philadelphia, PA 19106

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN SEPTEMBER 20, 2023. Counsel’s addresses are:

Counsel for Derivative Plaintiffs:

THE BROWN LAW FIRM, P.C. Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427 Email: tbrown@thebrownlawfirm.net	RIGRODSKY LAW, P.A. Seth D. Rigrodsky 300 Delaware Avenue, Suite 210 Wilmington, DE 19801 Telephone: (302) 295-5310 Email: sdr@rl-legal.com

Counsel for Defendants:

COOLEY LLP Koji Fukumura 4401 Eastgate Mall San Diego, CA 92121 Telephone: (858) 550-6008 Email: kfukumura@cooley.com

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Inovio stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Inovio Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Actions, and from pursuing any of the Released Claims.

CURRENT INOVIO STOCKHOLDERS AS OF MARCH 31, 2023 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Inovio Stockholders, derivatively on behalf of Inovio, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Actions, the Demands, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions and the Demands, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the investor relations page of the Company’s website, www.inovio.com.

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You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Timothy J. MacFall, Rigrodsky Law, P.A., 825 East Gate Boulevard, Suite 300, Garden City, NY 11530 Telephone: (516) 683-3516, E- mail: tjm@rl-legal.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

About INOVIO

INOVIO is a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer, and infectious diseases. INOVIO’s DNA medicines in development are delivered using its investigational proprietary smart device, CELLECTRA®, to produce immune responses against targeted pathogens and cancers. For more information, visit www.inovio.com.

Contacts

Media: Jennie Willson (267) 429-8567 jennie.willson@inovio.com

Investors: Thomas Hong (267) 440-4298 thomas.hong@inovio.com